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                                                                    EXHIBIT 99.2

SUNRISE EDUCATIONAL SERVICES, INC.     THIS PROXY IS SOLICITED ON BEHALF OF
9128 EAST SAN SALVADOR                 THE BOARD OF DIRECTORS
SUITE 200                              The undersigned hereby appoints James R.
SCOTTSDALE, ARIZONA 85258              Evans and Barbara L. Owens, and each of
                                       them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock and Series C
                                       Preferred Stock of Sunrise Educational
                                       Services, Inc. held of record by the
                                       undersigned on November 4, 1997, at the
                                       Special Meeting of Stockholders to be
                                       held on December 18, 1997, or any
                                       adjournment thereof.
PROXY

1. APPROVAL OF A PROPOSAL TO MERGE SUNRISE EDUCATIONAL SERVICES, INC. WITH AND INTO SUN DELAWARE, INC., A WHOLLY-OWNED SUBSIDIARY OF EDUCATION ALTERNATIVES, INC., AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

               / / FOR            / / AGAINST            / / ABSTAIN
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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                                     Signature

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                                     Signature if held jointly

                                     Dated:
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                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE
                                      ENCLOSED ENVELOPE